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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported) : April 27, 2004

                               AMERICAN IDC CORP.
                               ------------------
             (Exact name of registrant as specified in its chapter)


         Florida                                                 65-0941058
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(State or other jurisdiction                                   (IRS Employer
of incorporation                                             Identification No.)

                                    000-31541
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                            (Commission File Number)


  11301 Olympic Boulevard, Suite 680, Los Angeles, CA               90064
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (310) 445-2599


                  --------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 27, 2004, American IDC Corp. ("ACNI") entered into a Exclusive License Agreement with Timeless Video, Inc., a California corporation ("TVI/CSI"), Digital Continuum, Inc., a California corporation ("DCI") and ETV, Inc., a California corporation ("ETV"), (collectively, the "Licensor), whereby ACNI agreed to license a library of over 10,000 classic films and television programs and a digital technology solution for encoding, encrypting and broadcasting over the Internet, including proprietary Digital Continuum software. TVI/CSI is the owner of a library of over ten thousand (10,000) classic films and television programs (the "Library") and has the worldwide rights for distribution, marketing and broadcasting such films and television programs through all channels of distribution and in all media. DCI owns as its exclusive property a digital technology solution for encoding, encrypting and broadcasting over the Internet, including the proprietary Digital Continuum software ("DC Software"), which is capable of delivering over 24/7 Internet Broadband Channels. ETV possesses the licensing rights for the Library for the purposes of broadband delivery and reselling over the Internet in the United States and the exclusive rights to use the DC Software for the purpose of broadband delivery over the Internet to the United States Market.

Under the licensing agreement, ACNI will license the Library and DC Software for use in North America for a period of ten years, renewable by mutual agreement of the parties. In consideration for the license, ACNI will pay to the Licensor Ten Thousand Dollars ($10,000), which has already been paid, and Five Million (5,000,000) shares of restricted common stock.

The license also included an exclusive two-year option to purchase the licensed assets for Five Million Dollars ($5,000,000) payable in cash or common stock, as determined by the parties.

ITEM 5. OTHER EVENTS

In connection with the above-referenced license agreement, Alston Barnard and Garry Lawson, principals of Licensor, agreed to enter into one year consulting agreements with ACNI to assist it with marketing and utilization of the licensed assets. The consulting agreements will be individually negotiated for a one-year term and will include payment of One Million (1,000,000) shares of ACNI common stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) The acquisition described under Item 2 above is not deemed to be a business as defined in Article 11-01 of SEC Regulation S-X, and accordingly, financial statements shall not be presented. The pro forma financial information which will include the effect of the acquisition on ACNI will be filed within 60 days.

         (b)      Exhibits

Exhibit No.       Description
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10.1              Exclusive License Agreement


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date:  April 30, 2004                                   American IDC Corp.


                                                        /s/Gordon F. Lee
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                                                        Gordon F. Lee
                                                        Chief Executive Officer